EXHIBIT 10.2
                                                                  EXECUTION COPY



________________________________________________________________________________
================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                     BETWEEN

                           WKI HOLDING COMPANY, INC.,

                                   AS BORROWER

                                       AND

                                  BORDEN, INC.,

                                    AS LENDER

                          DATED AS OF OCTOBER 26, 2001

                  (AMENDING AND RESTATING THE CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 25, 2001)


________________________________________________________________________________
================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.       Definitions . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 2.       Amount and Terms of Credit. . . . . . . . . . . . . . . .   3
    2.1      Facility. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.2      Procedure for Borrowing . . . . . . . . . . . . . . . . . . .   4
    2.3      Minimum Amount of Each Borrowing; Maximum Number of Borrowings  4
    2.4      Repayment of Loans; Evidence of Debt. . . . . . . . . . . . .   4
    2.5      [Intentionally Omitted] . . . . . . . . . . . . . . . . . . .   4
    2.6      Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.7      [Intentionally Omitted] . . . . . . . . . . . . . . . . . . .   5
    2.8      Increased Costs . . . . . . . . . . . . . . . . . . . . . . .   5
    2.9      [Intentionally Omitted] . . . . . . . . . . . . . . . . . . .   5
    2.10     Mandatory Termination of Facility . . . . . . . . . . . . . .   5
    2.11     Optional Termination of Facility by Lender. . . . . . . . . .   5
SECTION 3.       Payments. . . . . . . . . . . . . . . . . . . . . . . . .   5
    3.1      Voluntary Payments. . . . . . . . . . . . . . . . . . . . . .   5
    3.2      Method and Place of Payment . . . . . . . . . . . . . . . . .   5
    3.3      Net Payments. . . . . . . . . . . . . . . . . . . . . . . . .   6
    3.4      Computations of Interest. . . . . . . . . . . . . . . . . . .   6
SECTION 4.       Conditions Precedent to Amendment and Restatement.. . . .   7
    4.1      Credit Documents. . . . . . . . . . . . . . . . . . . . . . .   7
    4.2      Closing Certificate . . . . . . . . . . . . . . . . . . . . .   7
SECTION 5.       Conditions Precedent to each Loan . . . . . . . . . . . .   7
    5.1      No Default; Representations and Warranties. . . . . . . . . .   7
    5.2      Notice of Borrowing . . . . . . . . . . . . . . . . . . . . .   7
SECTION 6.       Representations, Warranties and Agreements. . . . . . . .   7
SECTION 7.       Affirmative Covenants . . . . . . . . . . . . . . . . . .   7
    7.1      Additional Guarantors . . . . . . . . . . . . . . . . . . . .   8
SECTION 8.       Negative Covenants. . . . . . . . . . . . . . . . . . . .   8
SECTION 9.       Events of Default . . . . . . . . . . . . . . . . . . . .   8
SECTION 10.       Miscellaneous. . . . . . . . . . . . . . . . . . . . . .   8
    10.1     Amendments and Waivers. . . . . . . . . . . . . . . . . . . .   8
    10.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    10.3     No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . .   9
    10.4     Survival of Representations and Warranties. . . . . . . . . .   9
    10.5     Payment of Expenses and Taxes . . . . . . . . . . . . . . . .   9
    10.6     Successors and Assigns; Participations and Assignments. . . .  10
    10.7     Incorporation by Reference. . . . . . . . . . . . . . . . . .  11


                                        i

    10.8     Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    10.9     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  12
    10.10    Severability. . . . . . . . . . . . . . . . . . . . . . . . .  12
    10.11    Integration . . . . . . . . . . . . . . . . . . . . . . . . .  12
    10.12    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  12
    10.13    Submission to Jurisdiction, Waivers . . . . . . . . . . . . .  12
    10.14    Acknowledgments . . . . . . . . . . . . . . . . . . . . . . .  13
    10.15    WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . . .  13


SCHEDULES

Schedule 1.1       Facility Amount

EXHIBITS

Exhibit A          Form of Guarantee
Exhibit B          Form of Consent to Amendment

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 18, 2001, between WKI HOLDING COMPANY, INC, a Delaware corporation (the "Borrower"), and
                                                               --------
BORDEN, INC., a New Jersey corporation (the "Lender").
                                             ------

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Borrower and the Lender have previously entered into a Credit Agreement, dated as of October 26, 2001 (the "Original Credit
                                                     ---------------
Agreement"); and
---------
          WHEREAS, the Borrower and the Lender have agreed to amend and restate the Original Credit Agreement as set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.     Definitions
                         -----------

          . Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the WKI Credit Agreement unless otherwise indicated. As used herein, the following terms shall have the meanings specified in this
Section 1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

          "ABR" shall mean, for any day, a rate per annum (rounded upwards, if
           ---
     necessary, to the next 1/ 16 of I%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus of 1 %. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as
           ---------
     the same may be amended, supplemented or otherwise modified from time to time.

          "Applicable Margin" shall mean 3.00%.
           -----------------

          "Base CD Rate" shall mean the sum of (a) the product of (i) the
           ------------
     Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

          "Borden Credit Agreement" shall mean the Credit Agreement, amended and
           -----------------------
     restated as of July 14, 1997, among Borden, Inc., the other parties thereto and Citibank, N.A., as Administrative Agent, as amended from time to time.

          "Borrower" shall have the meaning provided in the preamble to this
           --------
     Agreement.

          "Borrowing" shall mean the incurrence of a Loan on a given date.
           ---------

          "C/D Assessment Rate" shall mean for any day as applied to any Loan,
           -------------------
     the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor thereto (the "FDIC") classified as
                                                          ----
     well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Sec. 327.4(a) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage" shall mean for any day as applied to any
           ----------------------
     Loan, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity that is 30 days or more.

          "Chase" shall mean The Chase Manhattan Bank, a New York banking
           -----
     corporation.

          "Consent to Amendment" shall mean the Consent to Amendment, in the
           --------------------
     form of Exhibit B, executed by each Guarantor.

          "Credit Documents" shall mean this Agreement, the Guarantee and any
           ----------------
     promissory notes or other documents or instruments issued or delivered by the Borrower hereunder from time to time.

          "Credit Party" shall mean each of the Borrower and the Guarantors.
           ------------

          "Facility" shall mean the agreement of the Lender pursuant to Section
           --------
     2.1.

          "Facility Amount" shall mean, with respect to the Lender, the amount
           ---------------
     set forth opposite the Lender's name on Schedule 1.1.

          "Facility Termination Date" shall mean the earliest of  the Scheduled
           -------------------------
     Facility Termination Date, the date on which the Lender terminates the Facility in accordance with Section 2.11 and the date on which the Facility shall otherwise terminate in accordance with this Agreement.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted
           ----------------------------
     average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

          "Guarantee" shall mean and include each Guarantee, in the form of
           ---------
     Exhibit A, made by each Guarantor in favor of the Lender, as the same may be amended, supplemented or otherwise modified from time to time.

          "Increased Costs" shall mean, with respect to any Loan, any additional
           ---------------
     costs to the Lender with respect to any borrowing (under the Borden Credit Agreement or otherwise) of the funds used to make and maintain such Loan, other than any regular interest and fees charged with respect to such borrowing, including increased costs charged to the Lender by the applicable lenders and breakage costs, if any, in respect of the relevant loans.

          "Lender" shall have the meaning provided in the preamble to this
           ------
     Agreement.

          "Loan" shall have the meaning provided in Section 2.1.
           ----

          "Minimum Borrowing Amount" shall mean, with respect to any Loan,
           ------------------------
     $100,000.

          "Non-Excluded Taxes" shall have the meaning provided in Section
           ------------------
     3.3(a).

          "Obligations" shall mean all monetary amounts of every type or
           -----------
     description at any time owing to the Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Original Credit Agreement" shall have the meaning assigned to it in
           -------------------------
     the recitals hereto.

          "Participant" shall have the meaning provided in Section 10.6(ii).
           -----------

          "Scheduled Facility Termination Date" shall mean December 28, 2001.
           -----------------------------------

          "Three-Month Secondary CD Rate" shall mean, for any day, the secondary
           -----------------------------
     market rate, expressed as a per annum rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day).

          "WKI Credit Agreement" shall mean the Amended and Restated Credit
           --------------------
     Agreement, dated as of April 12, 2001, among WKI Holding Company, Inc. (as the successor to CCPC Holding Company, Inc.), the several lenders from time to time party thereto, Chase, as Administrative Agent, Citibank, N.A., as Syndication Agent, and Bankers Trust Company, as Documentation Agent, as amended through the date hereof and as in effect on the date hereof.

          SECTION 2.     Amount and Terms of Credit
                         --------------------------

          2.1     Facility
                  --------

          . Subject to and upon the terms and conditions herein set forth, the Lender may, at the Lender's election in its sole discretion, make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower from time
                ----                          -----
to time on and after the effectiveness hereof and prior to the Facility Termination Date. Such Loans, if made, may be prepaid in accordance with the provisions hereof and the outstanding amount of which shall not exceed at any time the Facility Amount. The Loans shall be repaid in full on the Facility Termination Date.

          2.2     Procedure for Borrowing.    Whenever the Borrower desires to
                  -------------------------------------------------------------
request Loans hereunder, it shall give the Lender written notice prior to 10:30
-------------------------------------------------------------------------------
A.M. (New York time) on the Business Day on which the Borrowing is requested to
-------------------------------------------------------------------------------
occur (or telephonic notice promptly confirmed in writing) of each Borrowing.
----------------------------------------------------------------------------
Each such notice shall be irrevocable and shall specify  the aggregate principal
--------------------------------------------------------------------------------
amount of the Loans requested to be made pursuant to such Borrowing and  the
----------------------------------------------------------------------------
date of Borrowing (which shall be a Business Day).
------------------------------------------------

     (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Lender may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Lender in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Lender's record of the terms of any such telephonic notice.

          2.3     Minimum Amount of Each Borrowing; Maximum Number of
                  ---------------------------------------------------
Borrowings
----------

 . The principal amount of each Borrowing of Loans shall be in a multiple of $100,000 and shall not be less than the Minimum Borrowing Amount.

          2.4     Repayment of Loans; Evidence of Debt.    The Borrower shall
repay to the Lender, on the Facility Termination Date, the then-unpaid amount of the Loans.

     (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

     (c)     The entries made in the accounts maintained pursuant to paragraph
(b) of this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Lender to
                           --------  -------
maintain such accounts, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower in accordance with the terms of this Agreement.

          2.5     [Intentionally Omitted].
                   ---------------------

          2.6     Interest.    The unpaid principal amount of each Loan shall
                  -----------------------------------------------------------
bear interest from the date of the Borrowing thereof until maturity (whether by
-------------------------------------------------------------------------------
acceleration or otherwise) at a rate per annum that shall at all times be the
-----------------------------------------------------------------------------
Applicable Margin in effect from time to time plus the ABR in effect from time
------------------------------------------------------------------------------
to time.
-------

     (b) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is the rate that would otherwise be applicable thereto plus 2% from and including the date of such non-payment to but excluding the
----
date on which such amount is paid in full (after as well as before judgment).

     (c) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable monthly in arrears on the last day of each month, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (d) All computations of interest hereunder shall be made in accordance with Section 3.4.

          2.7     [Intentionally Omitted].
                   ---------------------

          2.8     Increased Costs.  If the Lender at any time reasonably
                  ---------------
determines that it has suffered Increased Costs, the Lender shall so notify the Borrower. In such case, the Borrower shall pay to the Lender, promptly after receipt of written demand therefor, an amount equal to such Increased Costs (such amount to be calculated by the Lender and to be conclusive and binding on the Borrower absent manifest error).

          2.9     [Intentionally Omitted].
                   ---------------------

          2.10     Mandatory Termination of Facility.  The Facility shall
                   ---------------------------------
terminate at 5:00 P.M. (New York time) on the Facility Termination Date.

          2.11     Optional Termination of Facility by Lender.  The Lender shall
                   -------------------------------------------
have the option, in its sole discretion on demand, to terminate the Facility on any Business Day prior to the Scheduled Facility Termination Date.

          SECTION 3.     Payments.
                         ---------

          3.1     Voluntary Payments.  The Borrower shall have the right to
                  ------------------
prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment and the amount of such prepayment, which notice shall be given by the Borrower no later than 10:00 A.M. (New York time) on the date of such prepayment; and (b) each partial prepayment shall be in a multiple of $100,000 and in an aggregate principal amount of at least $100,000.

          3.2     Method and Place of Payment.    Except as otherwise
                  ---------------------------
specifically provided herein, all payments under this Agreement shall be made to the Lender, without set-off, counterclaim or deduction of any kind, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America, in accordance with instructions specified by the Lender to the Borrower from time to time.

     (b) Any payments under this Agreement that are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          3.3     Net Payments.    All payments made by the Borrower under this
                  ------------
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender and (ii) any taxes imposed on the Lender as a result of a current or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be
                                   ------------------
withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest, costs or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section 3.3(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the Lender shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If the Lender receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of the Lender is attributable to such payment made by the Borrower, then the Lender shall reimburse the Borrower for such amount as the Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. The Lender shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. The Lender shall not be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (b) or any other provision of this Section 3.3.

          3.4     Computations of Interest.  Except as provided in the next
                  ------------------------
succeeding sentence, interest on Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

          SECTION 4.     Conditions Precedent to Amendment and Restatement.
                         -------------------------------------------------

     The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

          4.1     Credit Documents.  The Lender shall have received this
                  ----------------
Agreement, executed and delivered by a duly authorized officer of the Borrower, and the Consent to Amendment, duly executed and delivered by each Guarantor.

          4.2     Closing Certificate.  The Lender shall have received a Closing
                  -------------------
Certificate of the Borrower in the form previously agreed between the Lender and the Borrower.

          SECTION 5.     Conditions Precedent to each Loan.  The agreement of
                         ----------------------------------
the Lender to make any Loan requested to be made by it on any date (including on the date of the effectiveness hereof) is subject to the satisfaction of the following conditions precedent:

          5.1     No Default; Representations and Warranties.  At the time of
                  ------------------------------------------
each Loan and also after giving effect thereto (a) there shall exist no Default or Event of Default and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

          5.2     Notice of Borrowing.  The Lender shall have received a notice
                  -------------------
of the relevant Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.2.

For the avoidance of doubt, notwithstanding the satisfaction of the foregoing conditions, the Lender shall have not obligation to make any Loan hereunder except as it shall elect in accordance with Section 2.1. The acceptance of the benefits of each Loan shall constitute a representation and warranty by each Credit Party to the Lender that all the applicable conditions specified above exist as of that time.

          SECTION 6.     Representations, Warranties and Agreements.  In order
                         ------------------------------------------
to induce the Lender to enter into this Agreement and to make and continue the Loans, the Borrower makes, to and for the benefit of the Lender, the representations and warranties and agreements set forth in Section 8 of the WKI Credit Agreement, all of which shall survive the execution and delivery of this Agreement and the making of the Loans, and which are incorporated by reference herein as if fully set forth herein.

          SECTION 7.     Affirmative Covenants.  On the effectiveness hereof and
                         ---------------------
thereafter, for so long as this Agreement is in effect and until the Loans, together with interest and all other Obligations incurred hereunder, are paid in full and the Commitment is terminated, the Borrower hereby makes, with and for the benefit of the Lender, the covenants and agreements set forth in Section 9 of the WKI Credit Agreement (other than the covenants and agreements set forth in Sections 9.1(j), 9.11, 9.12 and 9.13), which covenants and agreements are incorporated by reference herein as if fully set forth herein, including the agreements therein to deliver to the Lender all reports and notices as set forth therein, and makes the following additional covenants:

          7.1     Additional Guarantors.  Except with respect to any Subsidiary
                  ---------------------
that is not required to become a "Guarantor" as defined in and pursuant to the WKI Credit Agreement, the Borrower will cause (a) any direct or indirect Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) formed or otherwise purchased or acquired after the date hereof and
(b) any Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) that is not a Domestic Subsidiary on the date hereof but subsequently becomes a Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case to execute a supplement to the Guarantee, in form and substance reasonably satisfactory to the Lender, in order to become a Guarantor under the Guarantee.

          SECTION 8.     Negative Covenants.  On the effectiveness hereof and
                         ------------------
thereafter, for so long as this Agreement is in effect and until the Loans, together with interest and all other Obligations incurred hereunder, are paid in full and the Commitment is terminated, the Borrower hereby makes, with and for the benefit of the Lender, the covenants and agreements set forth in Section 10 of the WKI Credit Agreement, which covenants and agreements are incorporated by reference herein as if fully set forth herein (provided that any requirement in such Section 10 that the Borrower pledge any collateral to the Lender shall be subject to the Intercreditor Agreement and Junior Security Agreement and Section
9.1 hereof.).

          SECTION 9.     Events of Default.  Upon the occurrence of any of the
                         -----------------
Events of Default specified in Section 11 of the WKI Credit Agreement, each of which are incorporated by reference herein as if fully set forth herein, then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 of the WKI Credit Agreement shall occur, the result that would occur upon the giving of written notice by the Lender as specified below shall occur automatically without the giving of any such notice): declare the Facility to be terminated and any accrued but unpaid Commitment Fee to be immediately due and payable and the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 10.     Miscellaneous.
                          -------------

          10.1     Amendments and Waivers.  Neither this Agreement nor any other
                   ----------------------
Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to a written instrument executed by the Borrower and the Lender.

          10.2     Notices.  All notices, requests and demands to or upon the
                   -------
respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:     WKI Holding Company, Inc.
                  One Pyrex Place
                  P.O. 1555
                  Elmira, New York 14902-1555
                  Attention: General Counsel
                  Fax: (607) 377-8958

                  The Lender:     Borden, Inc.
                  180 East Broad Street
                  Columbus, Ohio 43215
                  Attention: Ronald Starkman
                  Fax: (614) 225-4421

provided that any notice, request or demand to or upon the Lender pursuant to
--------
Sections 2.3 and 4.1 shall not be effective until received.

          10.3     No Waiver; Cumulative Remedies.  No failure to exercise and
                   ------------------------------
no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4     Survival of Representations and Warranties.  All
                   -------------------------------------------
representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5     Payment of Expenses and Taxes.  The Borrower agrees (a) to
                   -----------------------------
pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Lender, (b) to pay or reimburse the Lender for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Lender, (c) to pay, indemnify, and hold harmless the Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold harmless the Lender and its directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Lender nor any of its directors, officers, employees and agents with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified or (ii) disputes between the Lender and its transferee(s). The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6     Successors and Assigns; Participations and Assignments.
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in its Facility Amount or its
           ------------
Loans or any other interest of the Lender hereunder and under the other Credit Documents (including to loan derivative counterparties in respect of swaps or similar arrangements having the practical or economic effect thereof). In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Loans for all purposes under this Agreement and the other Credit Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Credit Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would directly forgive any principal of the Loans or reduce the stated rate, or forgive any portion, or postpone the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or increase the aggregate amount of the Facility Amount or postpone the date of the final scheduled maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement.

          The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Affiliate (with the consent of the Borrower if any increased costs would result therefrom) of the Lender or, with the consent of the Borrower (which shall not be unreasonably withheld, it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority), to a bank or fund that is regularly engaged in making, purchasing or investing in loans or securities or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement
 --------
and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F to the WKI Credit Agreement, with such changes thereto as are appropriate for this Credit Agreement, executed by such Assignee, the Lender (and, in the case of an Assignee that is not an Affiliate of the Lender, by the Borrower), provided that, except in the case of an
                                 --------
assignment of all of the Lender's interests under this Agreement, unless otherwise agreed to by the Borrower, no such assignment to an Assignee (other than any Affiliate of the Lender) shall be in an aggregate principal amount of less than $500,000. Upon such execution, delivery and acceptance, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lender hereunder with a Facility Amount as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Agreement to the contrary, the consent of the Borrower shall not be required for any assignment that occurs at any time when any of the events described in Section 11.5 of the WKI Credit Agreement shall have occurred and be continuing with respect to the Borrower. In the case of any assignment by the Lender pursuant to this paragraph (iii) of less than all of its interest under this Credit Agreement, the Borrower, the Lender and the Assignee shall cooperate to make appropriate amendments to this Credit Agreement to make customary provision for multiple lenders hereunder.

          10.7     Incorporation by Reference.  The incorporation by reference
                   --------------------------
herein of provisions of the WKI Credit Agreement shall be deemed to include any modifications to the terms so incorporated necessary to reflect the intent of such incorporation, including deeming references therein to "Administrative Agent" and "Lenders" to be references to the Lender hereunder, and including, as appropriate, not giving effect to specific terms of such incorporated provisions inapplicable to the transactions under this Agreement, including provisions requiring mandatory prepayments.

               10.8     Set-off.  After the occurrence and during the
                        -------
continuance of an Event of Default, in addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.9     Counterparts.  This Agreement may be executed by one or more
                   ------------
of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          10.10     Severability.  Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.11     Integration.  This Agreement and the other Credit Documents
                    -----------
represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          10.12     GOVERNING LAW
                    -------------

          . THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.13     Submission to Jurisdiction, Waivers.  The Borrower hereby
                    -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Lender shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.13 any special, exemplary, punitive or consequential damages.

          10.14     Acknowledgments.  The Borrower hereby acknowledges that:
                    ---------------
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents; and

          (b) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lender.

          10.15     WAIVERS OF JURY TRIAL
                    ---------------------
          . THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                           WKI HOLDING COMPANY, INC.


                                           By___________________________________
                                           Name:
                                           Title:


                                           BORDEN, INC.


                                           By___________________________________
                                           Name:
                                           Title:

                                                                 Schedule 1.1 to
                                                                Credit Agreement

                                 FACILITY AMOUNT

          Borden, Inc.                              $13,000,000